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                                   EXHIBIT 21


                      THE NEWHALL LAND AND FARMING COMPANY


                                  SUBSIDIARIES




     The following subsidiaries are included in the Registrant's December 31, 1999 consolidated financial statements:



                           Newhall Depositary Company
                           (a California corporation)


                             Valencia Water Company
                           (a California corporation)


                         Valencia Town Center Associates
                               Limited Partnership
                       (a California limited partnership)


                                VTC Hotel Company
                           (a California corporation)